Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Manhattan Bancorp pertaining to its 2010 Equity Incentive Plan of our report dated March 25, 2010, with respect to the consolidated financial statements of Manhattan Bancorp and Subsidiaries included in the Annual Report on Form 10-K of Manhattan Bancorp for the year ended December 31, 2009.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

February 25, 2011